UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

July 21, 2008

Magma Design Automation, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-33213	77-0454924
(Commission File Number)	(IRS Employer Identification No.)

1650 Technology Drive, San Jose, California	95110
(Address of principal executive offices)	(Zip Code)

(408) 565-7500

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 18, 2008, the Compensation and Nominating Committee (the “Committee”) of the Board of Directors of Magma Design Automation, Inc. (the “Company”) approved certain vesting acceleration provisions for restricted stock units (the “RSUs”) granted to certain executive officers, including the Company’s principal executive officer, principal financial officer and named executive officers. The Committee approved the acceleration provisions in order to conform the treatment of RSUs with the previously-approved treatment of stock options in connection with a change in control.

A summary of the terms of the vesting acceleration provisions applicable to the RSUs is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Summary of RSU change in control vesting acceleration provisions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGMA DESIGN AUTOMATION, INC.

By:	/s/ Peter S. Teshima
Peter S. Teshima Corporate Vice President- Finance and Chief Financial Officer

Date: July 21, 2008

EXHIBIT INDEX

Exhibit No.	Description
10.1	Summary of RSU change in control vesting acceleration provisions.